QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
DiamondRock Hospitality Company:

We consent (a) to the use of our report dated March 7, 2006, with respect to the consolidated financial statements and schedule of DiamondRock Hospitality Company and subsidiaries (the Company) as of December 31, 2005 and 2004, and for the year ended December 31, 2005 and the period from May 6, 2004 (Inception) to December 31, 2004; (b) to the use of our report dated January 5, 2005, with respect to the financial statements of Sonoma LLC as of October 8, 2004 and January 2, 2004, and for the period from April 24, 2004 to October 8, 2004 and the period from January 3, 2004 to April 23, 2004, and the fiscal years ended January 2, 2004 and January 3, 2003; (c) to the use of our report dated November 19, 2004, with respect to the financial statements of Courtyard by Marriott Midtown East as of October 8, 2004 and January 2, 2004, and for the period from January 3, 2004 to October 8, 2004 and years ended January 2, 2004 and January 3, 2003; (d) to the use of our report dated December 15, 2004, with respect to the financial statements of Rock Spring Park Hotel Limited Partnership as of October 8, 2004 and January 2, 2004, and for the period from January 3, 2004 to October 8, 2004 and fiscal years ended January 2, 2004 and January 3, 2003; (e) to the use of our report dated January 5, 2005, with respect to the financial statements of Salt Lake City Marriott Downtown as of October 8, 2004 and January 2, 2004, and for the period from January 3, 2004 to October 8, 2004 and fiscal years ended January 2, 2004 and January 3, 2003; (f) to the use of our report dated January 5, 2005, with respect to the financial statements of Torrance Marriott as of October 8, 2004 and January 2, 2004, and for the period from January 3, 2004 to October 8, 2004 and fiscal years ended January 2, 2004 and January 3, 2003; (g) to the use of our report dated January 17, 2005, with respect to the financial statements of Fifth Avenue Hospitality Associates, LLC for the nine-month period ended September 30, 2004 and each of the two years ended December 31, 2003 and 2002; (h) to the use of our report dated January 31, 2005, with respect to the financial statements of Griffin Gate Marriott Resort for the period from January 4, 2003 to June 25, 2003 and for the fiscal year ended January 3, 2003; (i) to the use of our report dated January 31, 2005, with respect to the financial statements of MI Griffin Gate Hotel, LLC for the periods from January 3, 2004 to October 8, 2004 and June 26, 2003 to January 2, 2004; (j) to the use of our report dated April 28, 2005, with respect to the financial statements of Capital Hotel Investments, LLC Four Pack as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004; (k) to the use of our report dated August 5, 2005, with respect to the financial statements of Oak Brook Hills Hotel and Resort as of June 30, 2005 and 2004, and for each of the years then ended; (l) to the use of our report dated March 1, 2006, with respect to the financial statements of Chicago 540 Lessee, Inc. as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005; and (m) to the use of our report dated March 1, 2006, with respect to the financial statements of Chicago 540 Hotel, LLC as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, included herein and to the references to our firm under the headings "Summary Selected Historical and Pro Forma Financial and Operating Data", "Selected Historical and Pro Forma Financial and Operating Data", "Unaudited Pro Forma Financial Information" and "Experts" in the prospectus.

/s/ KPMG LLP

March 7, 2006
McLean, Virginia

QuickLinks

Consent of Independent Registered Public Accounting Firm